UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2024

enGene Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	001-41854	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4868 Rue Levy, Suite 220
Saint-Laurent, Quebec, Canada		H4R 2P1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 514 332-4888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ENGN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one common share, at an exercise price of $11.50 per share	ENGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Amended and Restated enGene Holdings Inc. 2023 Incentive Equity Plan

As described in Item 5.07 of this Current Report on Form 8-K, on May 15, 2024, at its 2024 Annual General Meeting of shareholders (the “Annual Meeting”), the shareholders of enGene Holdings Inc. (the “Company”) approved changes to the enGene Holdings Inc. 2023 Incentive Equity Plan (the “Incentive Equity Plan”) pursuant to the Amended and Restated enGene Holdings Inc. 2023 Incentive Equity Plan (the “Amended Incentive Plan”).

The Incentive Equity Plan contained an evergreen provision (the “Evergreen Provision”) pursuant to which, commencing with the first business day of each calendar year beginning in 2024, the aggregate number of the Company’s common shares, no par value (the “Common Shares”) that could be issued or transferred thereunder (the “Plan Share Reserve”) and the number of Common Shares available for options intended to qualify as incentive stock options (the “ISO Sublimit”) each increased by a number of Common Shares equal to the lesser of (x) 1,946,226 million Common Shares and (y) such lesser number of Common Shares as may be determined by the Compensation Committee. Pursuant to the Amended Incentive Plan, the Evergreen Provision was amended to provide for annual increases on the first business day of each calendar year of (i) the Plan Share Reserve by such number of Common Shares as equals 5% of the aggregate number of Common Shares outstanding on the final day of the immediately preceding calendar year (or such smaller number of shares as is determined by the compensation committee), and (ii) the ISO Sublimit by the lesser of 2,500,000 Common Shares and the increase in the Plan Share Reserve (or such smaller number of shares may be determined by the compensation committee of the Company’s board of directors).

For a further description of the terms and conditions of the Amended Incentive Plan, as approved by shareholders, see “Proposal 2: Approval of the Plan Amendment Proposal” in the Company’s Proxy Statement, as filed with the Securities and Exchange Commission on April 18, 2024 (the “Proxy Statement”), which description is incorporated herein by reference.

The foregoing description of the Amended Incentive Plan, including the description contained in the Proxy Statement, is qualified in its entirety by reference to the full text of the Amended Incentive Plan, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on May 15, 2024 at 10:00 a.m. EDT. A total of 28,467,217 of the Company’s Common Shares were present or represented by proxy at the Annual Meeting, representing approximately 64.55% of the Company’s 44,100,906 Common Shares that were outstanding and entitled to vote at the Annual Meeting as of the record date of April 10, 2024.

Set forth below, and pursuant to the requirements set out in subsection 11.3 of National Instrument 51-102, are the final voting results for each of the matters submitted to a vote of the shareholders at the Annual Meeting, which matters are each described in further detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 18, 2024:

Proposal 1 – Election of Directors

Director Nominee	For	Withhold	Broker Non-Votes
Paul Hastings	28,201,063	11,444	254,710
Wouter Joustra	28,212,507	-	254,710
Lota Zoth	28,212,007	500	254,710

Proposal 2 – Approval of Amendment of the enGene Holdings Inc. Incentive Equity Plan

For	Against	Abstain	Broker Non-Votes
25,623,625	2,586,367	2,515	254,710

Proposal 3 – Appointment and Renumeration of Auditor

For	Withhold	Broker Non-Votes
28,467,217	-	-

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated enGene Holdings Inc. 2023 Incentive Equity Plan
104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGENE HOLDINGS INC.

Date:	May 15, 2024	By:	/s/ Jason D. Hanson
Name: Jason D. Hanson Title: Chief Executive Officer